Exhibit 4.8

SPECIMEN PREFERRED STOCK CERTIFICATE

SEE LEGENDS ON REVERSE SIDE

PENN NATIONAL GAMING, INC

Incorporated under the laws of the Commonwealth of Pennsylvania

12,500 Shares Series B Redeemable Preferred Stock

Par Value $0.01 Per Share

This Certifies that                                                                              is the registered holder of                                                                                                                             Shares of the Series B Redeemable Preferred Stock of Penn National Gaming, Inc., fully paid and non-assessable, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

this                            day of                              A.D. 20    .

/s/	/s/

Secretary	Chairman

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THAT ACT AS TO SAID SECURITIES OR AN OPINION, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY AND GIVEN BY COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN A CERTAIN INVESTOR RIGHTS AGREEMENT DATED AS OF JULY 3, 2008, AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN, AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”), COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STATEMENT WITH RESPECT TO SHARES, FILED WITH THE DEPARTMENT OF STATE OF THE COMMONWEALTH OF PENNSYLVANIA ON JULY 9, 2008, WHICH SETS FORTH THE VOTING RIGHTS, PREFERENCES, LIMITATIONS AND SPECIAL RIGHTS, IF ANY, OF THE SHARES OF THIS SERIES (THE “STATEMENT WITH RESPECT TO SHARES”).  THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER UPON WRITTEN REQUEST A COPY OF THE FULL TEXT OF THE STATEMENT WITH RESPECT TO SHARES AND ANY AMENDMENTS THERETO AND AMENDMENTS AND RESTATEMENTS THEREOF FILED WITH THE DEPARTMENT OF STATE OF THE COMMONWEALTH OF PENNSYLVANIA.

IF AT ANY TIME A GAMING AUTHORITY IN A JURISDICTION IN WHICH THE COMPANY OPERATES FINDS THAT AN OWNER OF THIS SECURITY IS UNSUITABLE TO CONTINUE TO HAVE ANY INVOLVEMENT IN GAMING IN SUCH JURISDICTION, SUCH OWNER MUST DISPOSE OF SUCH SECURITY AS PROVIDED BY THE LAWS OF SUCH JURISDICTION AND THE REGULATIONS OF SUCH

GAMING AUTHORITY THEREUNDER. SUCH LAWS AND REGULATIONS MAY RESTRICT THE RIGHT UNDER CERTAIN CIRCUMSTANCES: (A) TO PAY OR RECEIVE ANY DIVIDEND OR INTEREST UPON SUCH SECURITY; (B) TO EXERCISE, DIRECTLY OR THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH SECURITY; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE COMPANY FOR SERVICES RENDERED OR OTHERWISE.

For Value Received,                    hereby sell, assign and transfer unto                                                                                                                                                                     Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated                                        20

In presence of                                                               .

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.